Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated August 10, 2021, with respect to the consolidated financial statements of SES Holdings Pte. Ltd. and subsidiaries, incorporated herein by reference and to the reference to our firm under the heading “Experts” in the Post-Effective Amendment No. 1 to Form S-4 registration statement.

/s/ KPMG LLP

Albany, New York

February 2, 2022